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Exhibit 10.207

FORM OF REVOLVING CREDIT NOTE

Los Angeles, California
September 27, 2004	$5,000,000.00

        FOR VALUE RECEIVED, each of the undersigned (each individually a "Borrower" and collectively, the "Borrowers"), HEREBY JOINTLY AND SEVERALLY PROMISES TO PAY to the order of RESIDENTIAL FUNDING CORPORATION ("Lender"), at its office at 8400 Normandale Lake Blvd., Suite 250, Minneapolis, MN 55437, or at such other place as Lender may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FIVE MILLION DOLLARS AND NO CENTS ($5,000,000.00) or, if less, the aggregate unpaid amount of all Revolving Loans made to the Borrowers under the "Loan Agreement" (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement.

        This Revolving Credit Note is one of the Revolving Credit Notes issued pursuant to that certain Loan and Security Agreement dated as of September 27, 2004 by and among Borrowers, the other Persons named therein as Credit Parties and Lender (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), and is entitled to the benefit and security of the Loan Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Loan Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Loan made by Lender to Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Lender on its books; provided that the failure of Lender to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Loan Agreement or this Revolving Credit Note in respect of the Revolving Loan made by Lender to Borrowers.

        The principal amount of the Indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Loan Agreement. The terms of the Loan Agreement are hereby incorporated herein by reference.

        If any payment on this Revolving Credit Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

        Upon and after the occurrence of any Event of Default, this Revolving Credit Note may, as provided in the Loan Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by Borrowers), be declared, and immediately shall become, due and payable.

        Time is of the essence of this Revolving Credit Note.

        THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

BORROWERS:
PROSPECT MEDICAL HOLDINGS, INC., a Delaware corporation
By:	/s/ JACOB Y. TERNER, M.D.
Name:	Jacob Y. Terner, M.D.
Title:	Chief Executive Officer
PROSPECT MEDICAL GROUP, INC., a California professional corporation
By:	/s/ JACOB Y. TERNER, M.D.
Name:	Jacob Y. Terner, M.D.
Title:	Chief Executive Officer

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  Exhibit 10.207
FORM OF REVOLVING CREDIT NOTE